EXECUTION COPY

ELEVENTH AMENDMENT TO
AMENDED REVOLVING CREDIT AGREEMENT
ELEVENTH AMENDMENT TO AMENDED REVOLVING CREDIT AGREEMENT, dated as of November 13, 2012 (this "Agreement"), is entered into by and among Alon USA Energy, Inc., a Delaware corporation (the "Parent"), Alon USA, LP, f/k/a SWBU, L.P., a Texas limited partnership ("Alon LP"; together with such other subsidiaries of the Parent as may be designated as a borrower under the Credit Agreement by Alon LP with the prior written consent of the Agent (as defined below) and the Required Lenders (as defined in the Credit Agreement), each individually a "Borrower", and, collectively, the "Borrowers"), all direct and indirect subsidiaries of the Parent other than the Excluded Subsidiaries (as defined in the Credit Agreement) (the Parent and such direct and indirect subsidiaries that are not Excluded Subsidiaries are hereinafter referred to individually as a "Guarantor Company" and, collectively, as the "Guarantor Companies"), the Lenders (as defined below), Israel Discount Bank of New York, as administrative agent, co-arranger and collateral agent for the Lenders (in such capacity, the "Agent"), and Bank Leumi USA, as co-arranger for the Lenders ("Bank Leumi").

WITNESSETH
WHEREAS, the Borrowers, the Guarantor Companies, the financial institutions from time to time party thereto (each a "Lender" and collectively, the "Lenders"), the Agent and Bank Leumi are parties to the Amended Revolving Credit Agreement, dated as of June 22, 2006 (as heretofore amended and as hereafter further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), pursuant to which the Lenders have made revolving loans to the Borrowers; and
WHEREAS, the Loan Parties have requested that the Lenders, Bank Leumi and Agent enter into this Agreement to modify certain of the provisions in the Credit Agreement, in each case, subject to the terms and conditions set forth in this Agreement;
WHEREAS, the Loan Parties have requested that the Lenders, Bank Leumi and Agent waive compliance with certain provisions of the Credit Agreement;
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Section 1.Defined Terms; Other Definitional Provisions. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.

Eleventh Amendment

Section 2.    Waiver of Compliance.
(a)     The Borrowers have informed the Agent and the Lenders that they have consummated each of the transactions set forth in clauses (i) through (iv) below (each a "Subject Transaction", and collectively, the "Subject Transactions":
(i)    The Parent has formed a subsidiary, Alon USA Partners, LP, a Delaware limited partnership (the "MLP");
(ii)    The Parent has formed a subsidiary, Alon USA Partners GP, LLC, a Delaware limited liability company ("GP");
(iii)    One of the Guarantor Companies, Alon Pipeline Logistics, LLC was previously merged (the "Pipeline Merger") into another Guarantor Company, Alon USA Refining, Inc.; and
(iv)    The Parent has formed a subsidiary, Alon Supply, Inc., a Delaware corporation ("Supply").
(b)    At the request of the Borrowers and the other Loan Parties and pursuant to Section 12.03 of the Credit Agreement, the Lenders hereby:
(i)    waive compliance with Section 7.01(b) of the Credit Agreement with respect to the MLP for the period from and including the date of the formation of the MLP to and including the date hereof,
(ii)    waive compliance with Section 7.01(b) of the Credit Agreement with respect to GP for the period from and including the date of the formation of the GP to and including the date hereof,
(iii)    waive compliance with Section 7.01(b) of the Credit Agreement with respect to Supply for the period from and including the date of the formation of Supply to and including the date hereof,
(iv)    waive compliance with Section 7.01(d) of the Credit Agreement and Section 7.02(c)(i) of the Credit Agreement with respect to the Pipeline Merger, and
(v)    waive compliance with Section 7.01(a)(xi) with respect to any notices required in connection with any of the Subject Transactions.
The waivers contained in clauses (i) through (v) are hereby referred to as the "Specified Waivers". The Lenders hereby waive any misrepresentation by any Loan Party that would not have been a misrepresentation after giving effect to the Specified Waivers (it being understood and agreed that nothing herein shall constitute a waiver or consent with respect to the initial public offering by the MLP or any of the transactions contemplated with respect thereto, which shall require a separate, written consent of the Required Lenders).

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(c)    The Specified Waivers (i) shall be effective only in the specific instances and for the specific purposes set forth herein, and (ii) do not allow for any other or further departure from the terms and conditions of the Credit Agreement or any other Loan Document, which terms and conditions shall continue in full force and effect.
Section 3.    Amendments to the Credit Agreement.
(a)    Section 1.01 – Definitions. Section 1.01 of the Credit Agreement is hereby amended as follows:
(vi)    The definitions of "Eleventh Amendment" and "Eleventh Amendment Effective Date" are hereby inserted in appropriate alphabetical order:
""Eleventh Amendment" means the Eleventh Amendment to Credit Agreement, dated as of November __, 2012, by and among the Parent, the Borrowers, the other Guarantors, the Lenders and the Agent."
""Eleventh Amendment Effective Date" means the date on which the Eleventh Amendment shall become effective in accordance with its terms."
(vii)    The definition of "Eligible Accounts Receivable" is hereby amended by restating clause (iv) thereof in its entirety to read as follows:
"(iv) such Account Receivable (A) is owned by such Loan Party (other than Alon Brands and the Parent) and is subject to a valid and perfected first priority security interest in favor of the WC Collateral Agent, securing the Obligations, free and clear of any other Lien (other than any junior and subordinate Lien in favor of the Term Loan Agent, securing the Term Loans or any Permitted Refinancing Term Loans, and the Term Loan Agent shall have become party to, and the Term Loan Lenders shall be bound by, an Intercreditor Agreement), and (B) continues to be in full conformity with any and all representations and warranties made by such Loan Party to the Agent and the Lenders with respect thereto in the Loan Documents;"
(viii)    The definition of "Eligible Inventory" is hereby amended by restating clause (i) thereof in its entirety to read as follows:
"(i) the Inventory is owned by a Loan Party (other than Alon Brands and the Parent) and is subject to a valid and perfected first priority security interest in favor of the WC Collateral Agent, securing the Obligations, free and clear of any other Lien (other than any junior and subordinate Lien in favor of the Term Loan Agent, securing the Term Loans or any Permitted Refinancing Term Loans, and the Term Loan Agent shall have become party to, and the Term Loan Lenders shall be bound by, an Intercreditor Agreement), it is not held on consignment or any other similar arrangement and may be lawfully sold and it continues to be in full conformity with any representations and warranties made in this Agreement and the other Loan Documents by such Loan Party with respect thereto;"

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(ix)    The definition of "Excluded Subsidiary" is hereby amended by restating in its entirety as follows:
""Excluded Subsidiaries" means (i) the Subsidiaries of Alon Brands, (ii) the Bank of America Financed Subsidiaries, (iii) the Alon Louisiana Subsidiaries, (iv) the Bakersfield Subsidiaries, and (v) Alon Supply, Inc., a Delaware corporation. For the avoidance of doubt and notwithstanding anything herein to the contrary, it is understood and agreed that any Person that is a Loan Party as of the Eleventh Amendment Effective Date shall continue to be a Loan Party and shall not be an Excluded Subsidiary even if such Person shall become a Subsidiary of any of Alon Brands, Paramount Petroleum Holdings or any other Person that (based on this definition or the definition of the Bank of America Financed Subsidiaries, the Alon Louisiana Subsidiaries or the Bakersfield Subsidiaries) would cause it to be an Excluded Subsidiary."
(x)    The definition of "Fixed Assets and Other Specified Property" is hereby amended by restating clause (b) thereof in its entirety as follows:
"(b) any Capital Stock issued by a Subsidiary of a Company and owned by a Company (other than any Capital Stock issued by (i) Alon Brands owned by Alon LP and (ii) any Excluded Subsidiary),"
(xi)    The definition of "Permitted Refinancing Term Loan" is hereby inserted in appropriate alphabetical order:
""Permitted Refinancing Term Loans" means any Indebtedness issued or incurred in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to "Refinance"), any Term Loans or any Permitted Refinancing Term Loans that were previously issued or incurred; provided that (a) the final maturity date of such Indebtedness shall be no earlier than six months following the Termination Date, (b) the aggregate principal amount (or accreted value, if applicable) of such Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced, and (c) a new Intercreditor Agreement shall have been executed and delivered satisfying the conditions of clause (b) of the definition thereof."
(xii)    The definition of "Permitted Refinancing Term Loan Agreement" is hereby amended by restating it in its entirety as follows:
""Permitted Refinancing Term Loan Agreement" means the term loan agreement among the Parent, as borrower, certain subsidiaries of the Parent, as guarantors and the lenders and agents party thereto, as amended, restated, replaced or Refinanced from time to time, in whole or in part, which evidences and governs the Term Loans or any Permitted Refinancing Term Loans."
(xiii)    The definition of "Refinance" is hereby inserted in appropriate alphabetical order:

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""Refinance" shall have the meaning assigned to such term in the definition of the term "Permitted Refinancing Term Loans," and "Refinanced" and "Refinancing" shall have correlative meanings."
(xiv)    The definition of "Term Loans" is hereby amended by restating it in its entirety as follows:
""Term Loans" means the term loans made by the Term Loan Lenders to the Parent and/or certain of its Subsidiaries pursuant to the Term Loan Agreement in an aggregate principal amount not to exceed $450,000,000 (less the aggregate amount of all repayments, prepayments, repurchases or redemptions, whether optional or mandatory, in respect thereof), it being understood that the dollar limitation on Term Loans set forth above shall decrease dollar for dollar upon any repayment, prepayment, repurchase or redemption, but no reduction shall occur in connection with any Refinancing that conforms with the definition of "Permitted Refinancing Term Loans"."
(b)    Section 2.07(d)—Certain Prepayments. Section 2.07(d) of the Credit Agreement is hereby restated to read in its entirety as follows:
"(d)    Immediately upon the receipt by any Loan Party of any Net Proceeds from the issuance, sale, assignment, transfer or other disposition of any Capital Stock, debt securities or assets of a Company (other than Net Proceeds from the sale of Inventory in the ordinary course of business), the Borrowers shall make a prepayment of the Revolving Credit Loans in an amount equal to the amount of such Net Proceeds, provided that the Borrowers shall not be required to make such prepayment (x) to the extent any Loan Party must pay such Net Proceeds of Term Loan Facility First Lien Collateral (as defined in the applicable Intercreditor Agreement), or Net Proceeds of the issuance to a third party of any Capital Stock of any Company that would be, but for such issuance, Term Loan Facility First Lien Collateral (as defined in the applicable Intercreditor Agreement), to the applicable Term Loan Agent and permanently repay, prepay or redeem Indebtedness under the applicable Term Loan Agreement, provided further that in the case of any issuance, sale, assignment, transfer or other disposition of any Capital Stock, debt securities or assets of a Company that includes both IDB Revolving Facility First Lien Collateral (as defined in the Intercreditor Agreement) and Term Loan Facility First Lien Collateral, a mandatory prepayment shall not be required pursuant to this Section 2.07(d) solely to the extent such Net Proceeds are attributable to the fair value of such Term Loan Facility First Lien Collateral (net of any related transferred liabilities, in each case as determined reasonably and in good faith by the chief financial officer of the Borrowers), or (y) based on or resulting from Alon Brands Issuance Proceeds. Notwithstanding the foregoing (but subject to the proviso in clause (x)), (i) the Borrowers shall not be required to prepay the Revolving Credit Loans in the case of intercompany Indebtedness between the Loan Parties permitted by Sections 7.02(b) and 7.02(e) and (ii) the Administrative Borrower may, as to any amounts that would constitute Net Proceeds of the sale, assignment, transfer or other disposition of any Term Loan Facility First Lien Collateral (as defined in the applicable Intercreditor Agreement), deliver to the Agent, at the time of receipt of such amounts by any Loan Party, a certificate of an officer stating that it intends to reinvest such amounts in

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productive assets of a kind then used or usable in the business of the Parent or its Subsidiaries (and, to the extent the assets sold in such asset sale constituted Collateral, which will be subject to a perfected security interest in favor of the Agent, subject only to the security interests of the Term Loan Agents, securing the Obligations under this Agreement), within 365 days of receipt of such amounts (or in the case of insurance or condemnation proceeds, within 18 months of receipt of such amounts), and such amounts shall be deemed not to constitute Net Proceeds if, so long as and to the extent that (A) no Default or Event of Default shall have occurred and be continuing at the time of delivery of such certificate or at the proposed time of the application of such amounts, (B) such amounts may, pending their use to acquire such assets, be deposited with and held by the applicable Term Loan Agent in an account over which such Term Loan Agent shall have sole control and exclusive rights of withdrawal subject to and consistent with the terms of the applicable Intercreditor Agreement, and which shall be subject to a perfected security interest in favor of the WC Collateral Agent under the Security Documents, (C) the aggregate amount held pending reinvestment at any time pursuant to this sentence under each Term Loan Agreement shall not exceed $40,000,000 and (D) such amounts shall in fact be reinvested in assets meeting the requirements set forth above within such 365-day (or 18 month) period (it being agreed that any amounts as to which any of the foregoing requirements shall at any time not be satisfied shall constitute Net Proceeds and shall be applied to prepay the Revolving Credit Loans to the extent required by this Section 2.07 or (to the extent required in accordance with clause (x) above) the applicable Term Loan Agreement)."
(c)    Section 6.01(f) – Subsidiaries. Section 6.01(f) of the Credit Agreement is hereby restated to read in its entirety as follows:
"(f) Subsidiaries. Schedule 6.01(f) hereto is a complete and correct description of the name, jurisdiction of incorporation and ownership of the outstanding Capital Stock owned by the Parent and each Subsidiary of the Parent and includes an organizational chart of the Parent each Subsidiary of the Parent as of the Eleventh Amendment Effective Date. Except as provided in Schedule 6.01(f) hereto and except for the shares of Capital Stock of the Parent, Alon USA, and any Excluded Subsidiary, all shares of such Capital Stock owned by the Loan Parties, as indicated in such Schedule, are owned free and clear of all Liens other than Permitted Liens."
(d)    Section 6.01(m) – Nature of Business. Section 6.01(m) of the Credit Agreement is hereby restated to read in its entirety as follows:
"(m) Nature of Business. The Companies and their Subsidiaries (other than Alon Refining) are not engaged in any business other than (i) the ownership or leasing of certain of the Fixed Assets, the manufacturing, processing, distribution and marketing of fuel, fuel by-products, diesel, gas, asphalt and related goods and products and other businesses incidental thereto, and (ii) the operation of convenience stores and retail gasoline stations and other businesses incidental thereto. Alon Refining is not engaged in any other business other than the ownership of the Alon Logistics Notes, the Unit Consideration, incurrence of the liabilities, if any, under the Loan Documents, the Contribution Agreement or the Indemnification Agreement and liabilities imposed by law

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incidental to its existence and permitted business and activities and the business and activities set forth in clauses (i) and (ii) above. Except for the Loan Parties, no Company is engaged in the sale of Hydrocarbon Products."
(e)    Section 7.01(b) – Subsidiaries, Etc. Section 7.01(b)(i) of the Credit Agreement is hereby amended by replacing the clause "(other than (A) a Subsidiary of Alon Brands, (B) any direct Subsidiary of the Parent and any Subsidiary of any direct Subsidiary of the Parent (other than Subsidiaries of Alon USA), (C) the Bank of America Financed Subsidiaries, (D) the Alon Louisiana Subsidiaries and (E) and the Bakersfield Subsidiaries)" appearing in the first sentence thereof with the clause " (other than any Excluded Subsidiary)".
(f)    Section 7.02(a) – Liens, Etc.
(i)    Section 7.02(a) of the Credit Agreement is hereby amended by replacing the first sentence thereof to read in its entirety as follows:
"(a)    Liens, Etc. Create, incur, assume or suffer to exist, or permit any of their Subsidiaries (other than the Excluded Subsidiaries) to, create, incur, assume or suffer to exist, directly or indirectly, any Lien upon or with respect to any of their properties, rights or other assets, whether now owned or hereafter acquired, or assign or otherwise transfer, or permit any of its Subsidiaries (other than any Excluded Subsidiary) to assign or otherwise transfer, any right to receive income, other than the following (each, a "Permitted Lien"):"
(ii)    Section 7.02(a)(vi) of the Credit Agreement is hereby restated to read in its entirety as follows:
"(vi)    Liens created under the Term Loan Documents, subject to the provisions of the Intercreditor Agreement; provided that (A) such Liens shall secure the Term Loans or Permitted Refinancing Term Loans, interest thereon and other obligations relating thereto not constituting indebtedness for borrowed money, (B) the aggregate principal amount of Term Loans and Permitted Refinancing Term Loans secured thereby shall not exceed $450,000,000 (less the aggregate amount of all repayments, prepayments, repurchases or redemptions, whether optional or mandatory, in respect thereof), (C) on and after any Refinancing, the aggregate principal amount of the Permitted Refinancing Term Loans shall not exceed the amount set forth in clause (b) of the definition of "Permitted Refinancing Term Loans" (less the aggregate amount of all repayments, prepayments, repurchases or redemptions, whether optional or mandatory, in respect thereof), it being understood that the dollar limitation on Term Loans and Permitted Refinancing Term Loans set forth in clauses (B) and (C) above shall decrease dollar for dollar upon any repayment, prepayment, repurchase or redemption, but no reduction shall occur in connection with any Refinancing that conforms with the definition of "Permitted Refinancing Term Loans", and (D) any lien or security interest in favor of the Term Loan Agent in IDB Revolving Facility First Lien Collateral (as defined in the Intercreditor Agreement) shall be junior and subordinate to the lien and security interest of the Agent therein in accordance with the Intercreditor Agreement; and"

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(g)    Section 7.02(c) – Sale of Assets. Section 7.02(c)(ii) of the Credit Agreement is hereby amended by deleting the words "pledge, encumber" each time they appear in clause (ii) of such Section.
(h)    Section 7.02(f) – Dividends, Prepayments, Etc. Section 7.02(f) of the Credit Agreement is hereby amended to revise the first parenthetical set forth therein to read in its entirety as follows: "(other than payments or prepayments of, or any redemption, defeasance or other retirement of, Indebtedness under the Loan Documents or the Term Loan Documents)".
(i)    Section 7.02(l)(ii)(C) – Restrictive Agreements. Section 7.02(l)(ii)(C) of the Credit Agreement is hereby restated to read in its entirety as follows:
"(C) restrictions and conditions imposed in respect of the Term Loan Documents and any extensions, renewals or replacements of such Term Loan Documents established simultaneously with the expiration or termination of any Term Loan Agreement permitted under this Agreement; provided, however, that the restrictions and conditions of the Term Loan Documents and any extensions, renewals or replacements of such Term Loan Documents do not conflict with the obligations of the Loan Parties set forth herein or in the other Loan Documents and the restrictions and conditions thereof (taken as a whole) are no less favorable to the Lenders in any material respect than the restrictions and conditions imposed by the Term Loan Agreement being executed by the Parent on the Eleventh Amendment Effective Date;"
(j)    Section 7.02(o) – Post-Tenth Amendment Covenants. Section 7.02(o) of the Credit Agreement is hereby amended by restating clause (ii) thereof in its entirety as follows: "to furnish to the Agent and the Lenders not more than two Business Days after execution thereof a certified copy of the Permitted Refinancing Term Loan Agreement, each "Loan Document" referred to therein and each legal opinion delivered thereunder that is executed and delivered after the Eleventh Amendment Effective Date, together with all exhibits and schedules thereto".
(k)    Technical Clarifications; Term Loan Agreement. The Companies and the Lenders agree as follows:
(i)    the Credit and Guaranty Agreement dated as of the date hereof (the "New Parent Term Loan Agreement"), among the Parent, Alon USA Partners, LP, a Delaware limited partnership (the "MLP"), certain other subsidiaries of the Parent party thereto, the lenders party thereto and Credit Suisse AG, as Administrative Agent and Collateral Agent (the "New Parent Agent"), is the "Permitted Refinancing Term Loan Agreement" as of the date hereof,
(ii)    Credit Suisse AG, in its capacity as administrative agent and collateral agent thereunder, is the "Term Loan Agent" as of the date hereof,
(iii)     the Lien and Subordination Agreement dated as of the date hereof, among the New Parent Agent, the Agent, the Parent and certain Subsidiaries of the Parent constitutes an "Intercreditor Agreement" under and as defined in the Credit Agreement (and satisfies therequirements set forth in clause (b) of the definition of "Intercreditor Agreement" (as defined in the Credit Agreement)), and

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(iv)    in the event of a direct conflict between the express terms and conditions of any Loan Document and the express terms and conditions of the Credit Agreement, insofar as such terms and conditions relate to any Term Loan Agreement, Term Loan Agent, Term Loan Documents, Term Loans, Permitted Refinancing Term Loans or Term Loan Lenders, the provisions of the Credit Agreement shall govern and control and the conflicting provisions of any such Loan Document shall be deemed modified to the extent required to eliminate such conflict.
Notwithstanding anything herein to the contrary, except as expressly set forth herein, nothing in this Section 3(k) or in this Agreement shall constitute a consent to any of the terms and conditions of the New Parent Term Loan Agreement.
(l)    Revised Schedules.
(i)    Schedule 6.01(e) – Inventory Locations; Books and Records Locations; Chief Executive Offices. Schedule 6.1(e) to the Credit Agreement is hereby replaced in its entirety and so replaced shall read as attached in Schedule 6.01(e) hereto.
(ii)    Schedule 6.01(f) – Subsidiaries. Schedule 6.01(f) to the Credit Agreement is hereby replaced in its entirety and so replaced shall read as attached in Schedule 6.01(f) hereto.
(iii)    Schedule 6.01(g) – Litigation. Schedule 6.01(g) to the Credit Agreement is replaced in its entirety to and so replaced shall read as attached in Schedule 6.01(g) hereto
(iv)    Schedule 6.01(cc) – Bank Accounts. Schedule 6.01(cc) to the Credit Agreement is hereby replaced in its entirety and so replaced shall read as attached in Schedule 6.01(cc) hereto.
(v)    Schedule 6.01(dd) – Name; Jurisdiction of Organization; Organizational ID Number; FEIN. Schedule 6.1(dd) to the Credit Agreement is hereby replaced in its entirety and so replaced shall read as attached in Schedule 6.01(dd) hereto.
Nothing in this Section 3(l) shall operate as a waiver of any right, power or remedy of WC Collateral Agent, the Agent or any Lender under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.
Section 4.    Eleventh Amendment Fee. The Borrowers shall pay to the Agent for the account of the Lenders, in accordance with their Pro Rata Shares, an amendment fee (the "Eleventh Amendment Fee") equal to $300,000, of which (a) $150,000 shall be due and payable on the Eleventh Amendment Effective Date, and (b) $150,000 shall be due and payable on the earlier to occur of December 15, 2012, and the date $250,000,000 of the aggregate principal amount of Indebtedness outstanding under the New Parent Term Loan Agreement is assumed by the MLP. The Borrowers agree that the Eleventh Amendment Fee has been fully earned as of the Eleventh Amendment Effective Date and that no portion of the Eleventh Amendment Fee shall be refundable for any reason whatsoever.

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Section 5.    Conditions to Effectiveness. The effectiveness of this Agreement is subject to the fulfillment of the following conditions (the date such conditions are fulfilled is hereafter referred to as the "Eleventh Amendment Effective Date"):
(a)    The Borrowers shall have paid to the Agent (i) $150,000 of the Eleventh Amendment Fee and (ii) all costs and expenses payable on the Eleventh Amendment Effective Date pursuant to Section 12.05 of the Credit Agreement.
(b)    The representations and warranties contained in this Agreement, the Credit Agreement (after giving effect to this Agreement) and in each other Loan Document and certificate or other writing delivered to the Agent or any Lender pursuant thereto on or prior to the Eleventh Amendment Effective Date shall be true and correct, (i) in the case of the representations and warranties qualified or modified as to materiality in the text thereof, in all respects, and (ii) otherwise, in all material respects, in each case on and as of the Eleventh Amendment Effective Date as though made on and as of such date, except to the extent that any such representation and warranty expressly relates solely to an earlier date (in which case such representation and warranty shall be true and correct on and as of such date); and, after giving effect to this Agreement, no Default or Event of Default shall have occurred and be continuing.
(c)    The Agent shall have received on or before the Eleventh Amendment Effective Date, five (5) copies of this Agreement, duly executed by the Loan Parties, the Agent and the Lenders.
(d)    The Agent shall have received the agreements, instruments and other documents in respect of the MLP and GP that are required by clauses (1) through (5) of Section 7.01(b)(i) and by clause (ii) of Section 7.01(b).
Section 6.    Representations and Warranties. To induce the other parties hereto to enter into this Agreement, the Loan Parties represent and warrant to the Agent and the Lenders that, as of the Eleventh Amendment Effective Date:
(a)    Each of the Companies and the Parent (i) is a corporation, limited liability company or limited partnership (as applicable) duly organized, validly existing and in good standing under the laws of the state of its organization, (ii) has all requisite power and authority to execute, deliver and perform this Agreement, and to perform the Credit Agreement, as amended hereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to so qualify individually or in the aggregate is not reasonably likely to have a Material Adverse Effect.
(b)    The execution, delivery and performance by each of the Companies and the Parent of this Agreement and the performance by each of the Companies and the Parent of the Credit Agreement, as amended hereby, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene, in the case of a corporation, its charter or by-laws, in the case of a limited liability company, its certificate of formation and limited liability operating agreement,

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or any applicable equivalent document, and in the case of a limited partnership, its certificate of limited partnership and limited partnership agreement, or any applicable equivalent document, or any applicable law or any material contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any such Loan Document or Term Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties except where such suspension, revocation, impairment, forfeiture or nonrenewal is not reasonably likely to have a Material Adverse Effect. The execution, delivery and performance by each of the Companies and the Parent of the New Parent Term Loan Agreement do not and will not violate any provision of the Credit Agreement or other Loan Documents.
(c)    No authorization, approval or consent of or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body is required in connection with the due execution, delivery and performance by each Company and the Parent of this Agreement, or for the performance of the Credit Agreement, as amended hereby.
(d)    Each Loan Party has disclosed to the Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished in writing by or on behalf of any Loan Party to the Agent in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which it was made, not misleading; provided that, with respect to projected financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time prepared.
(e)    This Agreement, the Credit Agreement, as amended hereby, and each other Loan Document to which each Company and the Parent is a party is a legal, valid and binding obligation of such Company or the Parent, as applicable, enforceable against such Company or the Parent, as applicable, in accordance with its terms except to the extent that the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors' rights and remedies and by general principles of equity.
(f)    The representations and warranties contained in this Agreement, the Credit Agreement (after giving effect to this Agreement) and in each other Loan Document and certificate or other writing delivered to the Agent or any Lender pursuant thereto on or prior to the Eleventh Amendment Effective Date are true and correct, (i) in the case of the representations and warranties qualified or modified as to materiality in the text thereof, in all respects, and (ii) otherwise, in all material respects, in each case on and as of the Eleventh Amendment Effective Date as though made on and as of such date, except to the extent that any such representation and warranty expressly relates solely to an earlier date (in which case such representation and warranty shall be true and

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correct on and as of such date); and, after giving effect to this Agreement, no Default or Event of Default shall have occurred and be continuing.
(g)    Alon Supply, Inc. is a wholly-owned direct or indirect Subsidiary of the Parent that has and will have assets with a net worth of less than $200,000 in the aggregate.
Section 7.    Reservation of Rights. No action or acquiescence by the Agent and the Lenders, including, without limitation, this Agreement of, or the acceptance of any payments under, the Credit Agreement, shall constitute a waiver of any Default or Event of Default that may exist as of the Eleventh Amendment Effective Date, except as otherwise expressly provided herein. Accordingly, the Agent and the Lenders reserve all of their rights under the Credit Agreement, the Loan Documents, at law and otherwise regarding any such Default or Event of Default, except as otherwise expressly provided herein.
Section 8.    Continued Effectiveness of the Credit Agreement and Other Loan Documents. Each Loan Party hereby (i) acknowledges and consents to this Agreement, (ii) confirms and agrees that the Credit Agreement and each other Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Eleventh Amendment Effective Date all references in any such Loan Document to "the Credit Agreement", the "Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Credit Agreement shall mean the Credit Agreement as modified by this Agreement, and (iii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the WC Collateral Agent or the Agent for the benefit of the Lenders, or to grant to the WC Collateral Agent or the Agent for the benefit of the Lenders a security interest in or Lien on, any Collateral as security for the Obligations of the Loan Parties from time to time existing in respect of the Credit Agreement (as modified hereby) and the other Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects. This Agreement does not and shall not affect any of the obligations of the Loan Parties, other than as expressly provided herein, including, without limitation, the Loan Parties' obligations to repay the Obligations in accordance with the terms of Credit Agreement, or the obligations of the Loan Parties under any Loan Document to which they are a party, all of which obligations shall remain in full force and effect. Except as expressly provided herein, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of WC Collateral Agent, the Agent or any Lender under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.
Section 9.    Miscellaneous.
(a)    This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of a counterpart hereby by facsimile or other electronic transmission shall be equally effective as delivery of a manually executed counterpart hereof.
(b)    Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

DOC ID - 19211404.13

(c)    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
(d)    THE LOAN PARTIES, THE AGENT AND THE LENDERS EACH HEREBY IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.
(e)    Each Loan Party hereby acknowledges and agrees that this Agreement constitutes a "Loan Document" under the Credit Agreement. Accordingly, it shall be an Event of Default under the Credit Agreement if (i) any representation or warranty made by any Loan Party under or in connection with this Agreement shall have been untrue, false or misleading in any material respect when made, or (ii) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Agreement.
(f)    The Loan Parties will pay on demand all reasonable fees, reasonable out-of-pocket costs and expenses of the Agent in connection with the preparation, execution and delivery of this Agreement and the administration of the Credit Agreement, including, without limitation, the reasonable fees, out-of-pocket disbursements and other client charges of Schulte Roth & Zabel LLP.
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DOC ID - 19211404.13

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
Borrower:
ALON USA, LP
By: Alon USA GP, LLC, a Delaware limited liability company, its general partner

By:	/s/ Michael Oster
Name:	Michael Oster
Title:	Senior Vice President of Mergers and Acquisitions

Eleventh Amendment

Guarantor Companies:

ALON USA OPERATING, INC.
ALON USA REFINING, INC.
ALON USA, INC.
ALON USA ENERGY, INC.
ALON PARAMOUNT HOLDINGS, INC.
ALON USA GP, LLC
ALON ASSETS, INC.
ALON USA CAPITAL, INC.
ALON BRANDS, INC.
ALON USA DELAWARE, LLC
ALON CRUDE PIPELINE, LLC
ALON USA PARTNERS, LP
ALON USA PARTNERS GP, LLC

By:	/s/ James Ranspot
Name:	James Ranspot
Title:	Secretary

ALON USA PARTNERS, LP

By: ALON USA PARTNERS GP, LLC, a
Delaware limited liability company, its general
partner

By:	/s/ Michael Oster
Name:	Michael Oster
Title:	Senior Vice President of Mergers and Acquisitions

Eleventh Amendment

Agent and Lender:

ISRAEL DISCOUNT BANK OF NEW YORK

By:	/s/ Roy Nachimzon
Name:	Roy Nachimzon
Title:	Senior Vice President

By:	/s/ Mali Golan
Name:	Mali Golan
Title:	Vice-President

Eleventh Amendment

Lender and Co-Arranger:

BANK LEUMI USA

By:	/s/ Dr. Avram Keusch
Name:	Dr. Avram Keusch-827
Title:	First Vice President

By:	/s/ Michaela Klein
Name:	Michaela Klein-212
Title:	Senior Vice President

Eleventh Amendment